NEWS RELEASE
For Immediate Release

Nord Resources Granted Forbearance by Nedbank Regarding Payment Due Under Copper Hedge Agreement

TUCSON, AZ, April 29, 2010 - Nord Resources Corporation (TSX:NRD/OTCBB:NRDS.OB), which is ramping up copper mining and processing operations at the Johnson Camp Mine in Arizona, today announced that Nedbank Capital Limited has provided Nord with a forbearance agreement regarding the company's failure to make the payment of $697,869 due on April 6, 2010 under the Copper Hedge Agreement.

The forbearance will be effective until May 13, 2010 and has been granted on the same terms and conditions as the forbearance extension that Nedbank Limited provided to Nord on April 22, 2010 with respect to the payment of principal and interest of approximately $2.2 million that was due on March 31, 2010 under Nord's amended and restated credit agreement with Nedbank. The terms of that forbearance extension were described in Nord's news release dated on April 23, 2010.

"Our copper production and cash flow continue to improve as expected. However, with respect to the payments due to Nedbank, we have had to make choices on the best deployment of our funds as they become available," said Randy Davenport, Nord's interim Chief Executive Officer.

"Nedbank has shown great patience and understanding. They recognize both that we are making progress in our operations and financial performance, and that it is important to the longer-term prospects for Nord and our relationship with Nedbank that we deploy our available cash flow in a manner that allows us to continue with the ramp up of our copper mining and processing operations. We are continuing to have amicable and constructive discussions with Nedbank regarding the restructuring of both the credit agreement and the Copper Hedge Agreement," Mr. Davenport said.

As previously announced, Nord received an exemption from certain shareholder approval requirements under the rules of the Toronto Stock Exchange (TSX) in connection with Nord's $12 million private placement completed in November 2009, on the basis of financial hardship. Reliance on this exemption automatically triggered a TSX de-listing review to confirm that Nord continues to meet the TSX listing requirements. On March 26, 2010, the company announced that the Continued Listings Committee of the TSX has decided to defer its' announcement on its' listing review decision. The TSX has informed Nord that the review is continuing. While Nord believes that it continues to comply with such requirements, it is unclear what impact that the need for the forbearance agreements with Nedbank will have on the listing review.

Forward-Looking Statements

This news release includes certain statements that may be deemed "forward-looking". All statements in this release, other than those of historical facts, may be considered forward-looking statements, including statements concerning our expectations with respect to our cash flow and copper production, as well as our belief that we will continue to comply with TSX listing requirements.

Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the market price of copper, general economic, market, and business conditions, ability to reach full production rates, statements or information with respect to known or unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord's business and operations are subject to the risks set forth in Nord's most recent Form 10-K, Form 10-Q, and other SEC filings which are available through EDGAR at www.sec.gov, and in Nord's prospectus and other filings with the British Columbia and Ontario Securities Commissions, which are available through SEDAR at www.sedar.com. Nord assumes no obligation to update the forward-looking statements except as may be required by law.

About Nord Resources

Nord Resources Corporation is a copper mining company whose primary asset is the Johnson Camp Mine, located approximately 65 miles east of Tucson, Arizona. Nord commenced mining new ore on February 1, 2009. For further information, please visit our website at www.nordresources.com.

For further information:
Wayne Morrison
Chief Financial Officer
Nord Resources Corporation
(520) 292-0266
www.nordresources.com

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